Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
IMSC.QBB - Implant Sciences Corporation Update Conference Call

EVENT DATE/TIME: JANUARY 16, 2013 / 06:30PM GMT

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

CORPORATE PARTICIPANTS

 Roger Deschenes Implant Sciences Corporation - CFO

 Glenn Bolduc Implant Sciences Corporation - President, CEO

 Bill McGann Implant Sciences Corporation - COO

 Darryl Jones Implant Sciences Corporation - VP, Global Sales & Marketing

CONFERENCE CALL PARTICIPANTS

 Peter BanosImplant Scientist

 Ron Sanchez Spencers Edwards - Analyst

 Joe Munda Sidoti & Co. - Analyst

 Jules Augus Aegis Capital - Analyst

 Brian AshPrivate Investor

 Shawn SullivanPrivate Investor

 Kenneth RubickiPrivate Investor

 Brian BranchPrivate Investor

 Devon SullivanPrivate Investor

 Bruce Kaufman BDK Market Group - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Implant Sciences Update Conference Call. My name is Chantalay and I will be your facilitator for today's call. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session toward the end of this conference.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today, Mr. Roger Deschenes, Chief Financial Officer. Please proceed, sir.

 Roger Deschenes  - Implant Sciences Corporation - CFO

 Thank you, Chantalay. I'd like to welcome everyone to Implant Sciences' update conference call. On the day this afternoon are Glenn Bolduc, President and Chief Executive Officer, and Bill McGann, Chief Operating Officer.

During this afternoon's call, we may make forward-looking statements concerning upcoming events and our expectations regarding the Company's financial performance. Each time we do, we will try to identify these statements with words such as expect, believe, anticipate, or other words that indicate potential events.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Please consider the risk factors contained in the press release issued on January 16, 2013 as stated during this conference call as well as the risk factors and uncertainties described in our latest annual report on Form 10-K for the fiscal year ended June 30, 2012, which is on file with the Securities and Exchange Commission.

A replay of the conference call will be available for a limited time by dialing 888-286-8010 within the United States or 617-801-6888 outside the US, and entering the pass code 64281079. Any forward-looking statements we make today are based on assumptions which we believe to be reasonable as of today, January 16, 2013. We undertake no obligation to update these statements as a result of future events.

Finally, this conference call is the property of Implant Sciences Corporation, and any recording, reproduction or rebroadcast of this conference call without the expressed written consent of Implant Sciences Corporation is prohibited.

Following our prepared remarks, we will open the call up for questions from the participants on this call. At this point, I'd like to turn the call over to Glenn.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thank you, Roger, and we'd like to thank all of the participants for joining today. Looking real quick at the board, there are 160 of you out there, and that number's growing. Actually, we have the entire Implant Sciences executive team in the room here with me today and we will be available to answer questions after we complete some of these prepared remarks we have.

A little bit of story. Several years ago, a small Massachusetts Company with extensive experience in advanced ion technologies decided to try something new. That was to build a superior explosives trace detection device. The Company's background at that time was in medical products and semiconductor manufacturing, so they came at the problem a little differently -- actually, a lot differently than the existing trace detection manufacturers that were out there and actually approved by TSA.

Rather than adapting an existing scientific instrument to counter explosive terror operations, they used their knowledge to design an effective and efficient security tool. In place of the radioactive materials that were commonly used in these systems, in fact, used in all of the competing systems, the very smart engineers here invented and patented an ion source that contained no radioactive parts or materials.

Instead of relying on manual calibration procedures common to laboratory systems, smart engineers here developed a fully automatic calibration system that requires no human interaction or intervention in the calibration of the equipment. Today, we're all very proud to be associated with that small Company, Implant Sciences, and I am certainly privileged to serve as the Chairman and the CEO of the Company.

When we brought that new product to market in mid 2000, it became apparent we had something very special. We were able to detect a wide variety of military, commercial and homemade explosives, and the Quantum Sniffer set new benchmarks in ease of use as well as cost of deployment and, in general, the total cost of ownership for that kind of product.

All of the systems might take minutes or longer to reset after a positive detection of an explosive, also known as clear-down in the industry. The Implant Sciences device did it in seconds. In an industry where expensive maintenance supplies and complex maintenance procedures were common, the Quantum Sniffer had virtually none. When environmental conditions such as dust might prove challenging for laboratory equipment base designs, the new Implant Sciences security tool just kept running.

Security products rapidly grew to be the largest segment of Implant Sciences' business, and management, along with the board of directors, decided to focus entirely on this new market. That transition was completed in December 2008. Armed with the vision and belief in our technology and a dedicated team of top-notch individuals, we set out to establish the Company as the true innovator in explosives trace detection.

In addition to divesting our non-security businesses, we augmented our technical team and set a goal of achieving approval from one of the most important agencies that oversees the security business, and that is the Transportation Security Administration of the United States. We are very, very pleased and proud to announce to you today that we have achieved this goal.

Our Quantum Sniffer, which we call the QS-B220, has just been approved by TSA and will be included on the next public edition of the Air Cargo Screening Technology List. This list identifies equipment that can be used by air carriers, indirect air carriers, independent cargo screening facilities, and shippers in the TSA's Certified Cargo Screening Program to screen domestic and outbound -- that is, of the United States -- air cargo.

With this approval, we are only the third trace detection manufacturer and the only American-owned Company to have passed TSA's explosives trace detection certification testing. As the first ETD product approved since 2010, the B220 also stands as the only system to have successfully completed the most current explosives trace detection test and protocol devised in 2012.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

We are proud to be the next-generation product with critical and key differentiators, including -- a detection system that contains no radioactive materials and emits no ionizing radiation; an automated, self-calibrated process that does not require any human intervention; the fastest clear-down time in the industry; the lowest total cost of ownership for similar products in the industry; and finally, and perhaps most importantly, an explosives trace detection product designed, manufactured, sold by an American business. And as I've mentioned to so many of you before, we do all of that right here in Massachusetts.

This is by far the most challenging certification our Company has achieved in its entire history. And to that, we are just the third company in the combined approximate 40-year history of the FAA and TSA to achieve such a distinction in the explosives trace detection business community, which is really a quite remarkable feat.

This validates all of the hard work of our employees, and we would like to extend our congratulations to each and every one of them. We would also like to thank our investors, especially our senior secured lender, DMRJ Group, or Platinum Partners in New York City, for their continuing support and encouragement. We would not have been able to put this talented team in place without their support over the last four years.

I would also like to thank the many individual shareholders, some of whom are on this call today, for their words of support, their telephone calls, their letters, their invites to meet with them when we can. That's been very, very important to this management team.

Our product development and maturation were greatly aided through beta tests that were conducted at a number of sites around the world. We would like to thank the air cargo facilities and passenger checkpoints in the United States, Brazil, Mexico, and China that helped us prove our new product under actual field conditions. What we learned in these tests contributed directly to making a better explosives and narcotics trace detector, as did feedback received from regulatory officials in Europe, Asia, and North America.

We also would like to extend heartfelt thanks and appreciation to the Transportation Security Laboratory for the opportunity to be the initial participant in their new Technology Optimization Partnership, or TOP, process. We have no hesitation in saying that TOP works and that the services and support rendered to us under our cooperative research and development agreement, known as a CRADA, were invaluable in preparing the B220 for certification testing. This process is a great example of how to build a win-win public-private partnership, and they should be congratulated on its success.

I'd like to especially thank Susan Hallowell, the Directorate of TSL, Shelly Brunk, and Jason Stairs for their insight and thought-provoking discussion. This has been an agency that we have been involved with now for the last two or three years, and we have worked very closely with them and it's been a great relationship for us.

Over the years, we have visited with and have been visited by many of our elected officials, including Senator Kelly Ayotte of New Hampshire, Senator Scott Brown of Massachusetts, Senator Kerry in Massachusetts, Congressman Bass in New Hampshire, Congressman Peter King in New York, Congressman Bennie Thompson in Mississippi, and finally, Congressman John Tierney of Massachusetts.

And Congressman Tierney represents our district here that includes Wilmington, Massachusetts. We sincerely appreciate and value the support and advice they've given us through this process and are thankful for the time they've generously shared with us over the last few years.

I'd be remiss if I didn't thank our board of directors as well, including Bob Liscouski, Howard Safir, Mike Turmelle, and Jack Keating, with a special thank you to Joe Levangie, a valued board member who, many of you know, died of cancer about a year ago. These individuals have provided the Company, as well as me personally, with invaluable advice and support through the process.

I especially remember some dark days when I would get telephone calls from Joe Levangie and he'd start talking about baseball or football, and it just seemed to help the day go by and the week go by. And before you knew it, whatever problems we were dealing with were solved.

Achieving TSA certification for our B220, needless to say, is a critical milestone. We've succeeded in delivering the first of the next-generation of explosives trace detection systems, established our credentials as trace detection experts, and served notice that Implant Sciences is a credible player in the competitive global explosives trace detection industry. We can now sell our new products in new markets everywhere. This was something we were incapable of doing prior to achieving this certification.

Using the words that our Chief Operating Officer, Dr. Bill McGann, or Bill often likes to borrow from Winston Churchill, "This is not the beginning of the end, but rather it is the end of the beginning." We believe the only way to stay ahead of the terrorist threat is to innovate. Our future -- our vision for the future deploys our intellectual property in multiple platforms to improve security and improve the passenger experience with products that are safer for the people using them and the environment.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

We are developing new fundamental detection technologies that will further improve sensitivity and reduce false alarm rates and new sampling methodologist to extend explosives detection to a wider range of applications and environments. However, improving security means more to us than just improving the effectiveness of our equipment. We want to make it easier for security professionals to do their job. We want to shorten the waiting lines and lower the costs. We want to make it possible to provide security with dignity.

TSA approval of the first truly new explosives trace detection to come on the scene in many years and especially under the new standards opens new doors and new markets for your Company. We believe this new product and these new opportunities will galvanize our sales strategy to expand Implant Sciences' product footprint around the world.

We are proud to design and manufacture all of our systems in the United States and consider our commitment to continue doing so one of our core values. We are currently responsible for over 70 jobs here in Massachusetts, and more than half of these have been created in just the last two years when there's been a real job creation problem in the country. It is our hope and belief this approval will allow us to put even more Americans to work.

If you've been following our press releases, you know that we have been preparing for this day. In the last few months, we have significantly strengthened our sales, manufacturing, engineering, quality and service organizations. We have engaged the security industry through exhibitions and trade associations and we continue to grow our distribution channel. We believe that we have built a solid foundation for future success and we are ready to go get it. We're glad to have you on board with us.

Thank you for your time and support. Please join us in celebrating this important achievement for the Company. We're going to stop there, though -- I could probably talk a whole lot longer about this -- and we'll take any questions that anyone has. I think I'm supposed to read this. If anyone has any questions not addressed today, please feel free to contact me and I'll do my best to get back to you promptly.

For those of you who have called me, you know if I don't take your call I typically call you back right away. We have actually had a number of shareholders who have visited us here. It has to be over 25, 30 visits that we've had in the last couple of years. So if you're in the area or if you're visiting in the area and you'd like to come in and meeting with us, we would be delighted for you to come in.

Again, thank you for participating in today's call. This was a fun one where we didn't have to fight anything off. It's been a call we've been hoping to make for a long time now. We've known for a long time that our equipment satisfied everything; however, we had to have the piece of paper that validated the conference. We finally got the piece of paper, folks.

So, Roger, can we --?

 QUESTION AND ANSWER

 Roger Deschenes  - Implant Sciences Corporation - CFO

 Yes, Chantalay, if we could open up the Q&A, please?

Operator

 Sure. (Operator Instructions). Your first question comes from the line [Peter Banos], Implant Scientist. Please proceed.

 Peter Banos Implant Scientist

 Good afternoon, everyone.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Hi, how are you?

 Peter Banos Implant Scientist

 Thank you. Yes, Glenn, we've spoken in the past, a Hudson County boy, born and raised.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay.

 Peter Banos Implant Scientist

 I want to thank you, I want to thank your team. I came aboard about a year, a year-and-a-half ago, and what attracted me to Implant was the team that was assembled. In 1992, there was a team assembled, they were called the Dream Team. They went to Barcelona and brought home the gold medal. I'm thinking of along those same lines. I dub the Implant team the Dream Team. And where Chuck Daly was the coach in '92, Glenn Bolduc is the coach now. And the beauty about this Dream Team is we're in the first quarter and we have a large lead.

So, congratulations. Thank you from a shareholder who's most appreciative, and I'm going to enjoy the events that are coming in the future. God bless and thank you all.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thank you. Just a quick note to that, I have a sports memorabilia collection. I actually have a 1992 Olympic hat that's signed by that entire Dream Team.

 Peter Banos Implant Scientist

 Wonderful.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 And it's sitting in my -- and the folks around this table have seen that hat. But nobody had better touch it, either. But thank you very much. And it's nice coming from a Hudson County boy. Where in Hudson County?

 Peter Banos Implant Scientist

 Jersey City.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Oh, God. I've was North Bergen and Union City.

 Peter Banos Implant Scientist

 Yes, we've talked --.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 That's right, we did. So, thank you.

Operator

 Your next question comes from the line of [Ron Sanchez] of [Spencers Edwards].

 Ron Sanchez  - Spencers Edwards - Analyst

 Mr. Bolduc, I just wanted to say congrats, but I did have a question. Does this certification, does it cover the desktop box as well as the Quantum Sniffer? And is the profit margin any different on any of the -- between the two?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'm going to start, but then I'm going to ask Bill to help out here. So, the certification is on the benchtop unit. And I didn't -- I thought you said -- you must have said desktop, okay.

 Ron Sanchez  - Spencers Edwards - Analyst

 I said desktop; I meant benchtop. Sorry about that.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Is on the desktop. The certification does not cover the H150, which is the handheld device. That handheld device is seven-year-old technology at this point. It's been a bulwark for us for seven years. We've sold 1,600 of those systems. We continue to sell them. But to meet the new standards that TSA put out, we submitted the benchtop, which was the -- had the con ops, concept of operations, that TSA was looking for. And as we've talked before, our objective is to take the platform that's in the benchtop and put it into a new handheld out in the future.

Bill, you got anything?

 Bill McGann  - Implant Sciences Corporation - COO

 Yes, and it's a great question. So basically, just to re-emphasize, our current approval comes based on the newest technology in our desktop product, which really robustly fills out a lot of the global opportunities we've been unable to sort of go after and now we can.

The handheld has been around a long time. And interestingly, there is -- I want to clear this up -- there is no certification requirement for handheld anywhere that we're aware of, especially in TSA. And trust me, I'm one of the people that's been trying for more than a decade to try to get one to exist. And without taking over the conference call into why that's true, it just isn't. There is no certification for handhelds.

There's rumor out there that they're still going to try, and we hope that they do, because we'll pass it. But that's something in the future that we'll continue to work with the agency and be an advocate for.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Just a quick note. There are about 200 people on the call. For those that don't know, Dr. McGann, he was the original inventor of explosives trace detection equipment back in the late '80s. And he had a company that he sold right after 9/11 to GE, and GE saw fit to sell that company to [a French] company, Safran, who is now one of our competitors.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

When Bill decided to come back into the industry, he chose us. So when Bill makes the kind of comments that he just made about that stuff, he is the authority on this stuff. So, I know many of you know that, but having 200 people on the call, there are some of you who may not know that. And I think it's important that you know who Bill is.

 Bill McGann  - Implant Sciences Corporation - COO

 Yes, we would love to have a handheld certification protocol to go after, because that would give us further differentiation. And that is something that we will, through our strategic interactions, work on.

 Ron Sanchez  - Spencers Edwards - Analyst

 Thank you.

Operator

 Your next question comes from the line of Joe Munda of Sidoti & Company. Please proceed.

 Joe Munda  - Sidoti & Co. - Analyst

 Good afternoon, guys. Thanks for taking the questions.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Hi, Joe. How are you doing?

 Joe Munda  - Sidoti & Co. - Analyst

 Good. Real quick, Glenn, how much of the inventory -- I'm looking at the September quarter here, the $3.5 million in inventory -- is shipped and ready to go?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay, so you're talking about the September inventory?

 Joe Munda  - Sidoti & Co. - Analyst

 Oh, I'm sorry. I'm looking -- I'm looking at -- the current inventory, I'm sorry. This number is probably off.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay. So let me answer a question that I think I know the answer to here. Most of the inventory that sat on the books at September 30 was shipped by December 31.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Then, if you followed our press releases -- and that will be another conference call we'll have in a couple of weeks, because I'm not -- I can't talk about the exact numbers, but Darryl gave Brenda a run for her money last quarter, but she did end up the quarter with about eight or nine units left over.

For this quarter, what we're making available is about the same number of H150s and we've embarked on manufacture of the B220s, and we believe we have a sufficient quantity to meet the demand that we're looking for. We're not in a position, Joe, to put an estimate out on that, but there is quite sufficient demand out there. And the kind of numbers that we're talking about are inventory -- enough inventory for us to surpass what we did in the December quarter in revenues.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay. And as far as the approval, sales pipeline, I know you said you can't really go into it, but have you begun to take any orders as a result? I know it's [sad], but I'm just curious.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 So I've got Darryl sitting here. It makes him a little nervous, especially when I'm given that question. I'll let Darryl talk in a minute. We received the letter last night. And Darryl and every member on his team have been on the phone since last night letting the world know they can buy our equipment now. Go ahead, Darryl, you answer it.

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 We've been developing the pipeline for the last six months in anticipation that this day would come. And so all we have to do now is, if you will, turn it on and start selling these. So we have a pipeline of orders ready.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay. So, Darryl, I'm sorry, so let me just understand. Are these customers, were they holding back purchases, waiting for the approval?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Yes. A lot of customers worldwide, if you will, were interested in all the points that Glenn outlined for you. That is, the [non-radioactive], the fast clear-down, total cost of ownership. Those are attributes specific, if you will, for the air cargo community. So a lot of them have waited to purchase this. And so they're interested in our technology and they're just waiting for that certification to be blessed, if you will, be a certified body. That day is today and they are interested in pursuing the purchase orders.

 Joe Munda  - Sidoti & Co. - Analyst

 So, Darryl, one more question.

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Sure.

 Joe Munda  - Sidoti & Co. - Analyst

 The current government spending environment, the kind of uncertainty on what's going to be cut, how would that impact -- do you foresee that impacting order flow in any way for you guys? Or do you see an impact from that on your end?

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Absolutely not. There's a couple of things here. Number one, if you start the pipeline early enough you get ahead of the sales cycle. And that is something that I've done all of my career in sales. So you start a year ago. And so when they're ready to pull the trigger, they've already -- they have the money in hand.

So not at all are we impacted by those budget cuts. People, by the way, need to recapitalize their units because some of them bought refurbished units that were certified many years ago. And so, again, this day is here today and they're anxious and eager to buy our equipment.

 Joe Munda  - Sidoti & Co. - Analyst

 And, Darryl, I'm sorry, what is typical replacement cycle on something like this?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Good question. It depends on the -- for the air cargo community, again, a lot of purchases happened years ago and so the replacement cycle would be when -- the life cycle of the product. And that life cycle basically is ending this year for a lot of those products.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay.

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Now, the sales cycle itself can vary from 30 days to 12 months. We have a pipeline rich, if you will, that covers all of those particular sales cycles.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Joe, just augmenting Darryl's response a little bit, there are some units that have been in the field for seven, eight, nine years. And those units are becoming overbearing for the users because of the costs associated with maintaining them. And that's a huge leg up for us, because the cost to maintain our equipment is remarkably less than the competition.

 Bill McGann  - Implant Sciences Corporation - COO

 And there's actually one other small caveat there, Joe. Although the US government is operating on a continuing resolution as we speak, the dollars in budgets for these units in Darryl's pipeline are actually from private companies. These purchases are not going to be made on a consolidated basis by TSA.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Right.

 Joe Munda  - Sidoti & Co. - Analyst

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Yes.

 Bill McGann  - Implant Sciences Corporation - COO

 Cargo purchases are distributed across the globe by private companies -- all of the household names plus thousands of others.

 Joe Munda  - Sidoti & Co. - Analyst

 Yes, but -- I'm sorry, Bill, but you would also sell into the US government as well, like consulates --?

 Bill McGann  - Implant Sciences Corporation - COO

 Oh, absolutely.

 Joe Munda  - Sidoti & Co. - Analyst

 Okay.

 Bill McGann  - Implant Sciences Corporation - COO

 Right, but you're talking about the cargo market in particular --.

 Joe Munda  - Sidoti & Co. - Analyst

 Yes.

 Bill McGann  - Implant Sciences Corporation - COO

 -- Joe, is one in which the TSA does not appropriate dollars for. They only mandate the requirement and give out the certifications. The sales come from the UPS's and FedEx's --.

 Joe Munda  - Sidoti & Co. - Analyst

 And the DHL's, yes.

 Bill McGann  - Implant Sciences Corporation - COO

 The DHL's of the world --.

 Joe Munda  - Sidoti & Co. - Analyst

 Yes.

 Bill McGann  - Implant Sciences Corporation - COO

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 But absolutely, this approval opens up global markets outside of cargo for this product. A lot of the world just wants to know, did the TSL say it's good? And trust me, that's a big pipeline.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 A huge pipeline.

 Joe Munda  - Sidoti & Co. - Analyst

 All right. Thanks, guys. I appreciate it.

 Bill McGann  - Implant Sciences Corporation - COO

 Thank you.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Joe.

Operator

 Your next question comes from the line of Jules Augus of Aegis Capital. Please proceed.

 Jules Augus  - Aegis Capital - Analyst

 Yes, sir. Congratulations on that excellent news.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Jules.

 Jules Augus  - Aegis Capital - Analyst

 Could you possibly tell me what your capacity to produce is? And also, do you have any projections on the total market for this product?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Sure. Let's start off with the capacity to produce. We have a running game here that tries to get Brenda to cry uncle on the sales. Brenda's like about 30 for 30 in the last 30 quarters, where she's beaten us. But it doesn't mean we're going to stop trying to beat her with that.

And the last question, with Joe, what I did was I identified the fact that we've got production capacity that gets us a number of units that we shipped last quarter to cover H150 demand. And then, we've made provisions to ship a number of B220s that will satisfy the demand that's out there. And that inventory gives us the opportunity to meet or exceed the revenues that we produced in the December quarter. And if you track all of the numbers in the December quarter, it's a number very close to $7 million.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

And we work with a couple of contract manufacturers and we also have manufacturing capacity right here in our own facility. And what we do is we identify the materials that we need so that we can accommodate any potential quick ship opportunities that we might have. We haven't experienced problems with that before. It would be a high-class problem to have, but we've been very cognizant of everything that we've needed to do with regard to the manufacturing environment.

I'm going to ask Darryl to address the market question that you raised, but the one comment that I would make is one that's a big defensive. We've put out many press releases, and a lot of times it's for one and two and three units. And I've had some shareholders call me and say, "Hey, what are you doing, putting out press releases like that?" And what we're trying to do is demonstrate to you, the shareholders, the varied applications that our equipment can be used in.

I get it. Selling something for $30,000 or $40,000 doesn't make a whole hell of a lot of difference, okay? But what we're doing is we're attempting to identify all the applications this equipment can be used in. And in a lot of cases -- well, in most cases, you've got to sell the first one, two or three before you can sell 300, 400 to somebody because they need to be able to see what the equipment can do and how they can use the equipment.

So that said, Darryl, why don't you address some of the market issues?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Yes, that's a great question. The latest market intel we have from Homeland Security Research Corporation projects that the global ETD, which is the explosives trace detection market, is hovering this year over $800 million and have a CAGR of over 10%. So in the next couple of years it will be a billion dollar marketplace.

The interesting thing that Glenn was just saying is that we've been locked out of a large majority of those markets just by waiting for the certification to happen. And I think it's been about -- that's about 45% of the market that we hadn't been able to plan in to date. Now, with credibility, if you will, we can go after those markets.

 Jules Augus  - Aegis Capital - Analyst

 I have another question. The QS-[A]220, what other items on the market will this supersede now -- will replace?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Bill?

 Bill McGann  - Implant Sciences Corporation - COO

 The current B220, or desktop explosives trace detector, will directly compete against the two leading players in the industry. That is, Morpho Detection and Smiths Detection, the two foreign companies Glenn had mentioned earlier. And their products have been out there a while. Their technologies are somewhat long in the tooth. I was the originator of one of those technologies, in fact. And the competitive advantages that we're offering will definitely allow us to take share in those markets that have been already developed and established with those two pretty strong players, let's say.

Now, the interesting thing is that the dynamics of the industry are changing. And although having a non-radioactive source has some both political and real technical advantages, by the way, it seems like governments around the world are becoming increasingly focused and interested in moving away from detection systems that employ radiation as a source, particularly radioisotopes like [tracers].

So, the reasons are numerous. But in particular, it's hazardous transportation costs. It costs literally thousands of dollars to transport one of these systems around. If you're the owner of one, it requires specific licensing of your facilities. It requires specific training of your personnel. In some cases, if you're a large shop and have union employees, the union's stewards don't want to deal with the training and the additional costs associated with it.

So it's turning out to candidly be a bigger advantage than I ever imagined coming back into the industry eight months ago. And right now, we are the only Company that really has that squarely in our corner as an advantage. So that's one real important example of where we're be able to take share on those players.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

The thing that we keep on saying, and I'd like to hit it one more time, is we can create demand --. You see, everybody always talks about what were the sales last year based on what everybody knows. And I'm sorry, but having been around this industry for 22 years, I know how this industry has evolved. And it has evolved event by event.

And if you are -- we're poking at all kinds of market areas -- law enforcement, prisons, schools, customs and borders, large infrastructures, metros, buildings, obviously aviation and cargo and things that everybody things about. So just because those areas don't sell a lot of trace detectors today doesn't mean that they won't literally explode as markets tomorrow. And they will, because that's been the history and the evolution of the industry.

Back in 1997, there was a big demand need for explosives trace detectors across the 480 airports -- 283 in the US. And guess what? There was 200 systems deployed worldwide -- or in the US alone, around trace. A little more worldwide. After the Nairobi bombings in embassies took place in '97, all the segments -- embassies and aviation -- really starting stepping it up. And now there's 6,000 trace detectors in just those areas alone.

So creating demand is what we feel good about with our new technology, not just taking share in the existing spaces. That's like playing checkers, right? We're going to play checkers and we're going to play good. But we're going to play chess and we're going to create demand in some new areas, and that's the important growth part.

 Jules Augus  - Aegis Capital - Analyst

 Thank you.

Operator

 Your next question comes from the line of Brian Ash, Private Investor. Please proceed.

 Brian Ash Private Investor

 Hi. Thanks for taking my call. My question is really two-part. Number one, what efforts are being done to list our shares, our stock on one of the major exchanges? And secondly, is there any plans for a name change of the corporation? Thank you.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'll answer those. There are requirements that are -- must be achieved before you can get to certain of the exchanges, be it the New York Stock Exchange, NASDAQ, AMEX, etc., etc. And what we are doing is working towards qualifying --. I've said this before, so I'll say it here, I think the right exchange for this Company is the NASDAQ. I think it's the absolute right exchange for this Company.

And we have that in our sights. It's just a question of when we're capable of achieving the net equity requirements as well as the share price requirements. If you've followed the Company, you know that over the last four years -- I liked Bill's analogy a few seconds ago about checkers and chess. We've played a lot of chess in trying to make sure we maximized for our shareholders on what we've done. So we're going to do the same kinds of things there.

So one of the things that I'm going to be -- we're looking at -- we've been looking at is attempting to bring the Company to a more stable exchange, hopefully the NASDAQ. That time just isn't right now, but we're hopeful that in the not too distant future it will be.

Relative to name change, for those of you that don't know, Implant Sciences is a Company that is 28, 29 years old. It was founded in 1984. And when it was founded it was a medical device Company, and they did the ion implementation of radioactive in cancer patients, hence the name, Implant Sciences. It morphed into different companies. Today, we're the Company that we've been talking about on this phone call for a while now. And the name really doesn't bear much of a resemblance to what it is that we do.

The cost of a name change when you're a publicly held Company is not insignificant. In fact, it's quite expensive. And you can look at our balance sheet, and we have had very needed uses for our money for certain things, and primarily technology and sales. And that's where we've put it. We've done some research on a name change. We believe that's something we can achieve, but it's going to have to be in its proper time and proper place in accordance with the resources available to us here at the Company.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Brian Ash Private Investor

 All right, thank you.

Operator

 Your next question comes from the line of Shawn Sullivan, Private Investor.

 Shawn Sullivan Private Investor

 Yes. Congratulations to your team. It's quite an achievement.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Hi, Mr. Sullivan. Thank you very much. Thank you for all your calls, by the way, and all your support. We appreciate it.

 Shawn Sullivan Private Investor

 Yes, well, I appreciate the transparency. You're available; a lot of CEOs are not. I have a two-part question. It seems as though the TSA now has a new standard, which you just achieved. Does that mean that the competitors' products which go back to certification in 2010, I think you said, does that mean that they could lose certification as the technology has improved so dramatically?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'm going to ask Bill to address that.

 Bill McGann  - Implant Sciences Corporation - COO

 Yes, and I'll address it as delicately as I can, because certain things we probably shouldn't talk about and won't. But in terms of the grandfathered systems, those systems would, in fact, by your example, have to go back through certification if they were going to continue those products in those spaces. It's not clear to me that those companies will decide to do that. We don't know what those companies will decide to do, but the short answer to that question is yes.

And about the new standard, without getting too much into the details, the -- sort of the threat definition, document, for lack of a better description, or for the intelligence community gets together, coalesces, and decides what the threats are based on latest intel. And the certification standards are somewhat dynamic. Now, I don't mean to imply they change every week, by no means do they, but there have been changes in the recent six-month period.

In fact, there was actually a change during the time between we went from certification readiness to the independent test. There was a change that actually took place right on the cusp of us going between those two phases. So it is a living -- it is a living process. And all the companies that are in the game are required to maintain certification to the current process. That's probably -- I would stop there.

 Shawn Sullivan Private Investor

 The second question is I understand you're going to be selling to the air cargo organizations, the DHLs, etc. But do you see a large market within the TSA itself?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Darryl?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Yes, absolutely. Again, I mentioned earlier -- this is Darryl -- that the ETD market exists today in the cargo market, and a lot of those units have to be recapitalized. Absolutely. The other thing is, as Bill was mentioning earlier, demand creation. There are -- what we did here at Implant Sciences is we actually talked to air cargo providers. We listened and we provided a product to suit their needs. I would say that the competitors have built a product based on other needs and got it certified.

So what we did, again, was focus on air cargo first and made a product that completely suited their needs. So that kind of demand creation is kind of a self-serving demand creation in itself.

So, a large market and excited that we have this product being the first product to go through this type of, if you will, certification that's meeting the air cargo requirements today. As Bill said, it's dynamic, and have a lot of interest in this product.

 Shawn Sullivan Private Investor

 I understand that. But the TSA itself -- I'm out here in Utah and I just went through a screening. Do you have the product that the TSA would buy to screen passengers?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Yes. If the TSA decides to procure those units, absolutely.

 Bill McGann  - Implant Sciences Corporation - COO

 Yes, it's competitive in that space as well. And we are, this year, now that we've got one on our belt, we're going after additional. And that is a -- and candidly, we're trying not to be cryptic, but we're sitting here looking at each other --. Some of the numbers that we're aware of in terms of what TSA wants to buy and is going to buy over the next few years might not be public information, and so we're not going to talk about it. But we know what they are --

 Shawn Sullivan Private Investor

 Okay.

 Bill McGann  - Implant Sciences Corporation - COO

 -- and we're going after them.

 Shawn Sullivan Private Investor

 Okay, great.

 Bill McGann  - Implant Sciences Corporation - COO

 They are big numbers.

 Shawn Sullivan Private Investor

 Yes. I would assume they would be. Thank you, gentlemen. Thanks.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Bill McGann  - Implant Sciences Corporation - COO

 Thank you.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Mr. Sullivan.

Operator

 Your next question comes from the line of Kenneth Rubicki, Individual Investor. Please proceed.

 Kenneth Rubicki Private Investor

 Oh, I was surprised to get through. I've been an investor for over a decade, through thick and thin --.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 All right, thank you.

 Kenneth Rubicki Private Investor

 -- and I'm very happy today. Yippee ki-yay.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'll bet you you are.

 Kenneth Rubicki Private Investor

 My question is assuming on my part that the orders just pour in, how many units can you reasonably expect to deliver -- and I understand it's a guesstimate -- but how many units do you think you could actually deliver within the first year?

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 All of them.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 As Brenda just slithered under the table.

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 I'll answer it a different way, that we have closed communication about our existing pipeline and what it's going to convert into in order with manufacturing. And so that's not an issue right now.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Let me go at it a little bit differently. As I mentioned before, we have some contract manufacturers that we use. And our prime contract manufacturer has been able to meet every demand we have placed on them. So let me just put some color around that.

In 2008, this Company received a Beijing Olympic order and it was 315 units. And that order came in on, I believe it was May 15 and had to be shipped by July 1 because there was no moving 8/8/08, which was the start of the Beijing Olympics. And if someone had asked this company for 315 units, they would have said it was a three to four-month lead time. But those units were not only ordered and manufactured, but they were tested. People in China were trained and obviously the units were shipped. And we've now shipped over 800 or 900 units into China as follow-up to that.

So I think the answer -- I'm sure every company has a limitation on exactly how many units they can ship. What we know is we have sufficient inventory, either in-house or on order or somewhere within the process, so that we can meet our budget goals for the year, which is a number that's not published. But you saw our first quarter result. I've told you what I thought the second quarter was going to be. And we're certainly looking to achieve or better that in the second quarter -- in the second half of the year, excuse me.

So, I'm sorry I can't be more specific about it. But right now, inventory is not one of the things that keeps me awake at night. I'm more worried about making sure order flow and --. Darryl said something before that I thought people would pick up on, and he said the sales order process is anywhere from 30 days to 12 months, okay? That's a pretty wide range, for those of you that are in business. And a lot of that is because of the number of governments we find ourselves dealing with at times.

I'm hoping that that will become a more manageable number in the air cargo industry when we deal with the FedEx's and the UPS's and the DHL's and the [Seva's] and the other 16,000 freight forwarders that are around the world today that need this equipment.

Operator

 Your next question comes from the line of Brian Branch, Private Investor. Please proceed.

 Brian Branch Private Investor

 Hi, guys. I just have a question about the financial balance sheet. I was kind of curious about the debt and any warrants that are coming due.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Boy, that's a pretty broad question. Can you be a little bit more specific, please?

 Brian Branch Private Investor

 Well, right now, how much debt is the Company carrying?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 We've reduced the debt a little bit from what you saw on the September financials, but obviously we haven't released the December financials. That will be a couple of weeks from now. But that number is a little bit less than $30 million.

 Brian Branch Private Investor

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Okay. And as far as warrants, bear with me here for a minute because I'm a novice at this and I'm still having a hard time with the warrants.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Sure.

 Brian Branch Private Investor

 As far as warrants go, when warrants are issued, somebody has the right to buy a certain amount of shares. And I'm guessing what they do with those shares is they sell them on the open market in order to get their money back or helping finance the Company? Is that the way that works?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 It's one of the ways it could work. Some people will exercise those warrants and they'll hold that stock for investment as the Company grows, okay?

 Brian Branch Private Investor

 Okay.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 And warrants are sometimes are out there, structured such that you convert your debt for the warrant, or sometimes there are warrants there that you can just exercise them at some point in time. We actually have convertible debt, so basically when any of those warrants are exercised, our debt number is being reduced because --.

 Brian Branch Private Investor

 That's my point that I wanted to get out of you guys. Okay, that answers my question.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay.

 Brian Branch Private Investor

 Thank you very much.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 All right.

Operator

 Your next question is a follow-up from Jules Augus of Aegis Capital. Please proceed.

 Jules Augus  - Aegis Capital - Analyst

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Yes. Sort of an analogous question to the last one that was asked. What comments do you have about potential near-term financing? Obviously, you're going to need some financing to cover the orders you're going to get.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay. So you're looking at it in the sense of accommodating inventory. If Platinum has demonstrated one thing to us in the last four years, we've had no problem financing orders that we've had and financing the development or the marketing efforts of the Company. And I don't expect a change in that at all.

At some point, and when it's advantageous, I'd love to eliminate the debt that the Company bears and put the Company on a firmer footing. And what I would say is we're much closer to that today than we were three months ago. And three months ago, we were closer than we were a year prior. So the Company is strengthening -- our balance sheet is strengthening in many, many ways.

If you look at the overall financial statements, the income statement, the balance sheet, you can see how the Company is strengthening. Four years ago when we took this Company over, there were over $4 million in trade payables. I believe our trade payables right now are just slightly more than $1 million. That's improvement.

Granted, we have the other debt, but that other debt has basically been [the seed] capital of the growth capital. Seed capital is the wrong word. It's the growth capital that we've needed to grow this Company to the point that we could secure TSA approval like we did.

Four years ago, we had 17 or 18 employees. Today, we have about 70. About half of those folks sit in our technology department, and those folks are challenged day in and day out. And when I say they're challenged, most of them are working minimum 10-hour days right now. A lot of them are working 12 to 14-hour days to achieve the objectives that we've set out here.

 Jules Augus  - Aegis Capital - Analyst

 What do these units sell for, the 220s?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'd rather not get into that. We've got competitors and I've made the mistake in discussing that at times. So I'd rather not do that. What I prefer to say is we're priced competitively with the competition and, in fact, we're a little bit under them. We try to fit in under the umbrella. And then, our real advantage comes in with the total cost of ownership in that there aren't a whole lot of add-ons that the customers need to buy when they buy our equipment.

 Jules Augus  - Aegis Capital - Analyst

 Okay, thank you very much.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay.

Operator

 Your next question comes from the line of Devon Sullivan, Personal Investor. Please proceed.

 Devon Sullivan Private Investor

 Hey, Glenn, how are you?

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 I'm good, Devon. How about you?

 Devon Sullivan Private Investor

 Very good. Congratulations to your whole team.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thank you.

 Devon Sullivan Private Investor

 The other -- much older Sullivan sort of stole my thunder, but --. As you know, we're a large group of investors at one of the larger airlines in the US. And I had a similar question to the other Sullivan. The technology that is going to be used for cargo, what are you plans for the airline industry and in particular for checkpoints across the US? Do you find that it's something that the 220 is going to be used for down the road?

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Devon, as you might expect, you just got a smile out of Bill McGann, because he wants to take this one. But before he does, thank you and all of your group. Devon, as he said, he works for one of the major airlines out of Logan. They've got a group of people who privately invested in the Company and they've been a huge support group for us in helping identify situations. But, Devon, thank you for that support. Now I'll let Bill swing at this one.

 Devon Sullivan Private Investor

 Great.

 Bill McGann  - Implant Sciences Corporation - COO

 And, Devon, I'd like to thank you as well. It was nice to finally meet you when we did recently.

 Devon Sullivan Private Investor

 Same here.

 Bill McGann  - Implant Sciences Corporation - COO

 So, the short answer is yes. Our B220 product is beautifully positioned to compete both in the checkpoint and the check baggage applications. Everybody knows that in the industry, everybody including TSA. I don't want to speak for them, but I would say that we are very excited about marching down that road very quickly.

And I would say that from my experience, what I feel is that there is very little resistance in our way to achieving that. It is, of course, just more hurdles to hop over, which we will.

 Devon Sullivan Private Investor

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Right.

 Bill McGann  - Implant Sciences Corporation - COO

 And everyone's very confident of that. And again, I don't want to give away numbers, but we know what they are. It's a big opportunity and it's just another one we're going after. And the product is, from a feature perspective, extremely competitive in those applications.

 Devon Sullivan Private Investor

 Right, right.

 Bill McGann  - Implant Sciences Corporation - COO

 The throughput and the clear-down time and the ease of use, as Darryl would say, the softer features that really -- for the checkpoint security supervisors, the administrators, the training, the usage personnel, the maintenance, we've got a -- and you've seen some of it -- we've got a very solid story. That's really our sweet spot ultimately as we go forward, and we're getting there real quick.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 (inaudible - multiple speakers)

 Devon Sullivan Private Investor

 We hope to see you at the [airport] real soon. I had a secondary question, which is sort of a little bit different. The timeframe for the Hx, the portable version of the 220, is that within this year or is that just over maybe in 2014?

 Bill McGann  - Implant Sciences Corporation - COO

 You have the advantage of having some exposure to our product and technology roadmap, which is great, but I don't want to air that on a call with over 100 people. The next-general handheld is still squarely on our 2013 roadmap and the engineering team is very closely aligned with Darryl's commercial team. In fact, we have a big review on Monday, looking at features versus timetable tradeoffs and what they feel they can sell short-term, mid-term, long-term and how we'll fold the features into that next-general handheld.

It's going to be somewhat of an evolution versus a revolution. We have such a great handheld product already.

 Devon Sullivan Private Investor

 Right.

 Bill McGann  - Implant Sciences Corporation - COO

 We're not going to throw the baby out with the bath water, but yes, it does become over a, let's call it, two-year period a completely transformed new platform. But we're not going to just do the binary zero and one if the current platform is going to migrate there.

 Devon Sullivan Private Investor

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Right.

 Bill McGann  - Implant Sciences Corporation - COO

 So you'll see product offerings this year, next year, and then, of course, ultimately it will look and feel and be completely based on a totally new core technology platform. And we talked to you about some of those significant improvements on detector performance, lower cost, higher performance in terms of capabilities. That all gets folded in and it begins now.

 Darryl Jones  - Implant Sciences Corporation - VP, Global Sales & Marketing

 Can I re-emphasize something? You've seen over the last few months -- this is Darryl. I've been here only about seven months or so, but you've seen other players from the industry, our competitors, if you will, come into this Company primarily because they see the vision that Glenn has laid out and Bill and the team. We're the next-generation of trace. Absolutely.

And that is what Bill -- in a nutshell, that's what Bill is saying. And we're completely aligned with what the customers want to see out there and we're developing those products right now. And I am super excited.

And I'm continuously pulling people from the industry. In fact, we've doubled the sales force in the last six months. And we have new people coming onboard, like in the next couple of days even, and so it's a very exciting time for us.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Hey, Devon, I'm going to steal the quote, "It's not the beginning of the end, it's the end of the beginning."

 Devon Sullivan Private Investor

 Wow. I was going to use that to end my call, but my thunder was stolen again. But listen, I --

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Sorry about that. But seriously, the stuff that we've been doing is just the beginning of what we intend to do. This was a major hurdle. And I'm not sure I've spent every day of the last four years working on this, but I know I've spent -- I've thought about this every day of the last four years. Okay? And man, what a hurdle to get by.

And the other thing, and I think Bill mentioned this earlier, yes, we put a product up there. But more importantly what we did was we put a platform for them to look at. And you've been here, so you have a little bit of an advantage where you've seen how we can move that platform into different applications. And the next time around I'm hoping it's a little bit easier and I'm hoping we -- I'm planning on it being a little bit easier. We'll find out how smart we were and how good a job we did with this platform, if this can be easier.

If we're announcing a new approved product to you, okay, inside of two years, you know we did a better job. Okay?

 Devon Sullivan Private Investor

 Right.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 You know we did a good job with this first platform. So, if there's something that folks take away from this meeting, this is just the end of the beginning.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Bill McGann  - Implant Sciences Corporation - COO

 So if I could add one thing, and hopefully Glenn will take this in the way it's intended, everyone who's met Glenn knows how patient he is with these things. And perhaps some of you who haven't met him have figured that out.

So just to be totally candid, we've actually known about our approval somewhat informally for a period of time -- weeks, not days, right? And it has been very, very difficult for us to not want to, I would say, do the wrong thing and start talking about it and putting -- because we really understand and respect the government TSA process and the partnership we're building with these people.

And this is like the --. Another famous person once said it takes 20 years to build a reputation; you can destroy it in five minutes. And it's been a big challenge for this Company to work hard, achieve the results, and be forced in some ways to follow this process where -- but it's been -- but the Company has almost transformed on this event based on that. And, Glenn, I do thank you for that.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Bill. Another thing about us, for anybody that meets us, we are a rather conservative group. And we knew we passed this test a while ago, as Bill just said. And everybody wants to be Santa Claus and talk about good stuff that happens, but there's a proper protocol. In this Company, we're all challenged to make sure that we're professional with everything that we do with this.

So I think it's important for our shareholder base to know that about us, and I think those are core values that exist in all of us here. And when I say all of us, I mean all 75 of us, not just the management team. That's perhaps one of the things I'm most proud of in this Company, is the professionalism that we carry in this Company.

 Devon Sullivan Private Investor

 Well, just from our fairly large group of investors at this airline, we just want to thank you. We never lost faith --.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 We know that.

 Devon Sullivan Private Investor

 -- and we appreciate all of your hard work and can't wait to see what's down the road from here. And since I'm on the clock, they're calling me as I speak, so I wish you guys luck on the road and thanks for all of your hard work.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Devon. We can't wait till our equipment is sitting and you're using it, because it's safer for you and your colleagues to use, too.

 Devon Sullivan Private Investor

 Exactly. All right. You guys have a great day.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 You, too.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

Operator

 Your next question comes from the line of [Bruce Kaufman] of [BDK Market Group]. Please proceed.

 Bruce Kaufman  - BDK Market Group - Analyst

 Congratulations, guys. Great, great news.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Thanks, Bruce.

 Bill McGann  - Implant Sciences Corporation - COO

 Thank you.

 Bruce Kaufman  - BDK Market Group - Analyst

 A quick question. What is the status of foreign security agency approvals? We had spoken about that a few months ago on one of the calls. Just curious where that stands.

 Bill McGann  - Implant Sciences Corporation - COO

 So you're referring to -- this is Bill, and we're all looking at each other. I assume you mean sort of our roadmap of approvals from bodies around the world, that in similar, whether they be aviation or non-aviation applications?

 Bruce Kaufman  - BDK Market Group - Analyst

 Correct.

 Bill McGann  - Implant Sciences Corporation - COO

 Yes, we actually have a roadmap. In fact, we are embarked on it. There are some other major approvals and certifications around the world that -- look, on the mountain of approvals and certifications, TSA [sits at the pinnacle], okay? And so their certifications really, from a global impact, have the biggest effect because they -- countries that don't have any certifications typically look to TSA.

But there are other large regions of the world -- Europe is a good example -- that look at some of their local regulations, like STAC in France, and the European Civil Aviation Conference, ECAC, is finally trying to establish their own. I can share with you that we are just completing an initial assessment with them. We're actually helping them test their certification protocols on somewhat of a semi-formal/informal basis. We're just completing those trials in the next week or so, and we're going to have a team going over there to do a briefing.

ECAC, just for the record, has been trying to establish trace detection certification protocol since 1994 in the famed [Bordeaux] meeting, which I actually attended, believe it or not. And they've largely done nothing since. And it looks like this year they're finally going to do that toward the end of the year, maybe in September. And we're actually in there working with them right now. That's one example I can easily talk about.

But there are others. There's certifications in China that we have lined up. There's certifications in Europe, like STAC, that we have lined up. And those are probably the big ones.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Russia.

 Bill McGann  - Implant Sciences Corporation - COO

 Russia, that's correct. And obviously, once you get over the TSA hump there's other countries like Canada and Israel that also have their own sort of add-on approval that kind of TSA is kind of a prerequisite for. So those will be now added to our roadmap. But prior to today, they weren't really accessible to us.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Bruce, if there's one thing I'd add to that, our resources have really been committed to the TSA approval. That's pretty obvious to everyone. Once we knew we had that hurdle passed, we just kept that in steady mode and we're beginning to look at the others -- I should say that differently. We continue to look at the others, because we've worked hard on some of the others.

But a lot of the process keys off of or wheels off of what TSA does. Bill mentioned Canada and Israel. What he said was TSA is a prerequisite for CATSA or for ISA. And so now that we've got this, now it makes our entry into those agencies far more easier.

 Bruce Kaufman  - BDK Market Group - Analyst

 Thanks so much. That's great news.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay. Thank you.

Operator

 At this time, there are no additional questions in the queue.

 Glenn Bolduc  - Implant Sciences Corporation - President, CEO

 Okay. If there are no other questions, again, folks, this is a great day for the Company, a great day for obviously our employees, our shareholders, our board, all of the constituencies that help make the Company. And thank you very much for all that you do and all of the support that you provide to us.

We'll be talking to you again in just a couple of weeks with our Q1 results and we look forward to that. So long for now.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.

JANUARY 16, 2013 / 06:30PM GMT, IMSC.QBB - Implant Sciences Corporation Update Conference Call

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